Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2026, with respect to the financial statements of Saverone 2014 Ltd., included in the Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL
FAHN KANNE & CO. GRANT THORNTON ISRAEL
Tel Aviv, Israel
September 11, 2026